EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to their knowledge:

(1)          this periodic report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Gander Mountain Company.

Dated: September 7, 2006

/s/ Mark R. Baker
Mark R. Baker
President and Chief Executive Officer

/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President,
Chief Financial Officer and Treasurer